Exhibit 99

Piper Jaffray Companies Announces
2014 Fourth Quarter and Year-end Results

MINNEAPOLIS – February 5, 2015 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter and year ended December 31, 2014.
Financial Highlights

•
Adjusted net income from continuing operations(1) was $14.7 million, or $0.90 per diluted common share(1), in the fourth quarter of 2014, compared to $30.5 million, or $1.91 per diluted common share, in the fourth quarter of 2013, and $16.9 million, or $1.03 per diluted common share, in the third quarter of 2014.

•
Adjusted net revenues from continuing operations(1) were $148.4 million in the fourth quarter of 2014, compared to $182.6 million and $155.9 million in the fourth quarter of 2013 and the third quarter of 2014, respectively.

•	Adjusted pre-tax operating margin(1) was 15.9% in the fourth quarter of 2014, compared to 23.1% and 17.3% in the fourth quarter of 2013 and the third quarter of 2014, respectively.

•	Record advisory services revenues of $186.2 million for the year ended December 31, 2014.

•	Assets under management were $11.5 billion at December 31, 2014, compared to $11.2 billion in the year-ago period and $12.2 billion at the end of the third quarter of 2014.

•
Rolling 12 month return on average common shareholders' equity increased to 8.1% at December 31, 2014, compared to 6.2% at December 31, 2013. Our rolling 12 month return on average tangible common shareholders' equity(2) increased to 11.8% at December 31, 2014, compared to 9.3% at December 31, 2013.

•	Book value per share increased 5% from December 31, 2013 to $53.71 a share at December 31, 2014.

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '14	4Q '14	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 3Q '14	vs. 4Q '13	2014	2013	Inc/(Dec)
As Adjusted(1)
Net revenues	$148,394	$155,850	$182,643	(4.8)%	(18.8)%	$632,439	$516,401	22.5%
Net income from continuing operations	$14,700	$16,885	$30,453	(12.9)%	(51.7)%	$72,114	$59,547	21.1%
Earnings per diluted common share from continuing operations	$0.90	$1.03	$1.91	(12.6)%	(52.9)%	$4.42	$3.56	24.2%
Pre-tax operating margin from continuing operations	15.9%	17.3%	23.1%			18.0%	16.6%

U.S. GAAP
Net revenues	$150,548	$159,426	$187,576	(5.6)%	(19.7)%	$648,138	$525,195	23.4%
Net income from continuing operations	$12,543	$14,668	$27,952	(14.5)%	(55.1)%	$63,172	$49,829	26.8%
Earnings per diluted common share from continuing operations	$0.77	$0.90	$1.75	(14.4)%	(56.0)%	$3.87	$2.98	29.9%
Earnings per diluted common share	$0.77	$0.90	$1.70	(14.4)%	(54.7)%	$3.87	$2.70	43.3%
Pre-tax operating margin from continuing operations	14.3%	16.1%	22.4%			17.0%	14.4%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

(2)
A non-GAAP measure. See the "Additional Shareholder Information" section for a detailed explanation of the adjustment made to the corresponding U.S. GAAP measure. We believe that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business.

For the fourth quarter of 2014, on a U.S. GAAP basis, net revenues from continuing operations were $150.5 million, and net income from continuing operations was $12.5 million, or $0.77 per diluted common share.
For the twelve months ended December 31, 2014, net revenues from continuing operations on a U.S. GAAP basis were $648.1 million. Net income from continuing operations on a U.S. GAAP basis was $63.2 million, or $3.87 per diluted common share, in 2014.
"With our strong finish to the year, we produced the best results for our shareholders since we reemerged as a public company a decade ago,” said Andrew S. Duff, Chairman and Chief Executive Officer. “Our prudent management coupled with targeted investments in our businesses generated an ROE of 8.1% for the year, an improvement of nearly 600 basis points over the past three years.”

Fourth Quarter Results from Continuing Operations – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements, and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the fourth quarter of 2014, adjusted net revenues were $148.4 million, down 19% compared to $182.6 million in the fourth quarter of 2013 due primarily to lower equity financing revenues, lower asset management performance fees, and lower investment gains from our merchant banking and firm investments. Adjusted net revenues decreased 5% compared to the third quarter of 2014 due to lower advisory services revenues, partially offset by higher equity and debt financing revenues and higher equity institutional brokerage revenues.

For the fourth quarter of 2014, adjusted compensation and benefits expenses were $92.6 million, down 16% compared to the fourth quarter of 2013 due to lower revenues and operating income. Adjusted compensation and benefits expenses decreased 4% compared to the third quarter of 2014.

For the fourth quarter of 2014, adjusted compensation and benefits expenses were 62.4% of adjusted net revenues, compared to 60.6% and 61.5% for the fourth quarter of 2013 and the third quarter of 2014, respectively. The adjusted compensation ratio increased compared to both periods due to a lower revenue base. Our compensation ratio was also higher in the fourth quarter of 2014 as we made adjustments to reflect our business activity for the full year.

Adjusted non-compensation expenses were $32.3 million for the fourth quarter of 2014, up 8% compared to the year-ago period and down slightly compared to the third quarter of 2014. Adjusted non-compensation expenses were higher compared to the fourth quarter of 2013 due primarily to higher third party marketing fees associated with our asset management business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The operating results of our Hong Kong capital markets business, which we shut down in 2012, and FAMCO, an asset management subsidiary sold in 2013, are presented as discontinued operations for all periods presented.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $18.0 million, compared to $31.1 million and $19.8 million in the fourth quarter of 2013 and the third quarter of 2014, respectively.

Adjusted net revenues were $129.7 million, down 16% and 5% compared to the year-ago period and the third quarter of 2014, respectively.

•
Equity financing revenues of $23.1 million decreased 33% compared to the fourth quarter of 2013 due to fewer completed transactions. Revenues increased 62% compared to the sequential quarter due to more completed transactions and higher revenue per transaction.

•
Debt financing revenues were $19.6 million, down 12% compared to the year-ago period due to fewer completed transactions, and up 36% compared to the third quarter of 2014 due to more completed transactions.

•
Advisory services revenues were $40.4 million, up 15% compared to the fourth quarter of 2013 and down 39% compared to the third quarter of 2014. Revenues were favorable compared to the year-ago period due to more completed transactions. Revenues decreased compared to the third quarter of 2014 due to lower revenue per transaction.

•
Equity institutional brokerage revenues of $22.9 million decreased 12% compared to the fourth quarter of 2013 due to lower gains from our equity strategic trading activities. Revenues increased 37% compared to the third quarter of 2014 due to higher client trading volumes and gains from our equity strategic trading activities.

•
Fixed income institutional brokerage revenues were $23.1 million, down 13% compared to the fourth quarter of 2013 and up 2% compared to the third quarter of 2014. Revenues decreased compared to the year-ago period due to less attractive trading conditions.

•
Management and performance fees earned from managing our alternative asset management funds were $0.9 million, compared to $1.2 million and $1.4 million in the year-ago period and the sequential quarter, respectively.

•
Adjusted investment income, which includes gains and losses on our investments in the merchant banking fund and the municipal bond fund that we manage for third-party investors, and other firm investments, was $1.3 million, compared to $11.3 million in the year-ago period and $1.6 million in the third quarter of 2014. In the fourth quarter of 2013, we recorded higher gains on our merchant banking investments.

•
Long-term financing expenses, which primarily represents interest paid on the firm's variable rate senior notes, were $1.6 million, down slightly compared to $1.8 million in the fourth quarter of 2013 and essentially flat compared to the third quarter of 2014.

•
Adjusted operating expenses for the fourth quarter of 2014 were $111.7 million, down 10% compared to the fourth quarter of 2013. The decrease resulted from lower compensation expenses due to decreased operating results. Compared to the third quarter of 2014, adjusted operating expenses decreased 4%.

•
Adjusted segment pre-tax operating margin was 13.9% compared to 20.1% in the year-ago period and 14.6% in the third quarter of 2014. Adjusted pre-tax operating margin declined compared to both periods due to lower net revenues.

Asset Management
For the quarter ended December 31, 2014, Asset Management generated adjusted pre-tax operating income of $5.6 million, compared to $11.0 million and $7.1 million in the fourth quarter of 2013 and the third quarter of 2014, respectively.

Net revenues were $18.7 million, down 32% and 6% compared to the fourth quarter of 2013 and the third quarter of 2014, respectively. The decline compared to the year-ago period was due to lower performance fees, the majority of which are recorded in the fourth quarter if earned. Also, investment income/(loss) was a loss of $0.6 million for the current quarter, compared with income of $1.4 million in the fourth quarter of 2013.

•
Adjusted operating expenses for the current quarter were $13.1 million, down 21% compared to the year-ago period and essentially flat compared to the third quarter of 2014. Adjusted operating expenses decreased compared to the fourth quarter of 2013 due to lower compensation expenses, partially offset by higher third party marketing fees.

•
Adjusted segment pre-tax operating margin was 29.9%, compared to 39.8% in the fourth quarter of 2013 and 35.7% in the third quarter of 2014. Adjusted segment pre-tax operating margin declined relative to the fourth quarter of 2013 due to lower net revenues and higher non-compensation expenses, and declined from the sequential quarter due to higher non-compensation expenses.

•
Assets under management (AUM) were $11.5 billion at the end of the fourth quarter of 2014, compared to $11.2 billion in the year-ago period and $12.2 billion at the end of the third quarter of 2014. The decrease in AUM compared to the sequential quarter was due to market depreciation, especially in our MLP and energy strategies, and net client outflows in our value equity strategies.

Other Matters
In the fourth quarter of 2013, we reversed the full amount of our U.K. subsidiary's deferred tax asset valuation allowance resulting in a $4.0 million, or $0.25 per diluted common share, tax benefit to our results of operations for the quarter.

Full-Year 2014 Results from Continuing Operations – Non-GAAP Basis
Adjusted Consolidated Results
For 2014, adjusted net revenues were $632.4 million, up 23% compared to $516.4 million in 2013 due primarily to higher advisory services revenues.

For 2014, adjusted compensation and benefits expenses were $389.3 million, up 22% compared to 2013, due to improved financial performance. Adjusted compensation and benefits expenses were 61.6% of adjusted net revenues in 2014, down from 61.9% in 2013.

Adjusted non-compensation expenses were $129.5 million in 2014, up 17% compared to 2013. The increase was due to higher expenses from increased business activity, and incremental costs associated with the acquisitions of Seattle-Northwest and Edgeview. Additionally, non-compensation expenses from continuing operations were reduced in 2013 due to the receipt of insurance proceeds for the reimbursement of prior legal settlements.

Business Segment Results
Capital Markets
For 2014, Capital Markets generated adjusted pre-tax operating income of $84.9 million, up 62% from $52.3 million in 2013. Adjusted net revenues were $552.1 million in 2014, up 27% compared to $434.5 million in the prior year, driven by higher advisory services revenues.

Adjusted operating expenses were $467.2 million in 2014, up 22% compared to 2013, due primarily to higher compensation expenses from increased operating results. Adjusted segment pre-tax operating margin increased from 12.0% in 2013 to 15.4% in 2014 due to operating leverage gained from increased revenues.

Asset Management
For 2014, Asset Management generated adjusted pre-tax operating income of $28.8 million, down 14% compared to $33.5 million in 2013. Net revenues were $80.3 million in 2014, down 2% compared to 2013.

Adjusted operating expenses were $51.6 million in 2014, up 7% compared to 2013, due to higher non-compensation expenses. Adjusted segment pre-tax operating margin declined from 40.9% in 2013 to 35.8% in 2014 due to higher non-compensation expenses. Non-compensation expenses were higher due to an increase in third party marketing fees.

Additional Shareholder Information*

	For the Quarter Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Full time employees	1,026	1,029	1,026
Equity financings
# of transactions	18	15	26
Capital raised	$2.7 billion	$3.5 billion	$3.8 billion
Negotiated tax-exempt issuances
# of transactions	92	85	97
Par value	$1.9 billion	$1.8 billion	$1.8 billion
Mergers & acquisitions
# of transactions	22	22	15
Aggregate deal value	$2.5 billion	$4.7 billion	$3.0 billion
Asset Management
AUM	$11.5 billion	$12.2 billion	$11.2 billion
Common shareholders’ equity	$819.9 million	$804.6 million	$734.7 million
Number of common shares outstanding (in thousands)	15,265	15,109	14,383
Rolling 12 month return on average common shareholders’ equity **	8.1%	10.2%	6.2%
Rolling 12 month return on average tangible common shareholders’ equity †	11.8%	15.2%	9.3%
Book value per share	$53.71	$53.26	$51.08
Tangible book value per share ‡	$37.82	$37.05	$33.66

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

**
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average common shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Average common shareholders’ equity	$783,425	$759,971	$728,187
Deduct: average goodwill and identifiable intangible assets	246,598	248,568	244,770

Average tangible common shareholders’ equity	$536,827	$511,403	$483,417

‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Common shareholders’ equity	$819,912	$804,633	$734,676
Deduct: goodwill and identifiable intangible assets	242,536	244,854	250,564

Tangible common shareholders’ equity	$577,376	$559,779	$484,112

Additional Shareholder Information* – Continued

	For the Year Ended
	Dec. 31, 2014	Dec. 31, 2013
Equity financings
# of transactions	97	92
Capital raised	$20.8 billion	$19.9 billion
Negotiated tax-exempt issuances
# of transactions	351	413
Par value	$7.7 billion	$7.9 billion
Mergers & acquisitions
# of transactions	77	36
Aggregate deal value	$13.7 billion	$4.8 billion

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., Feb. 5 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Feb. 5 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #69387923. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Feb. 5 at the same Web address or by calling (855)859-2056 and referencing reservation #69387923.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: 612 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory transactions and capital markets (including our performance in specific sectors), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), our strategic priorities (including growth in public finance, asset management, and corporate advisory), potential acquisitions or strategic hires, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from capital markets and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•	interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
potential acquisitions targets or strategic hires may not be available on reasonable terms or at all, and we may not be able to effectively integrate any business or groups of employees we acquire or hire; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2015 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '14	4Q '14	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 3Q '14	vs. 4Q '13	2014	2013	Inc/(Dec)
Revenues:
Investment banking	$82,613	$94,911	$91,639	(13.0)%	(9.8)%	$369,811	$248,563	48.8%
Institutional brokerage	42,324	35,923	46,572	17.8	(9.1)	156,809	146,648	6.9
Asset management	20,242	21,595	27,461	(6.3)	(26.3)	85,062	83,045	2.4
Interest	11,781	10,828	14,940	8.8	(21.1)	48,716	50,409	(3.4)
Investment income	434	2,690	13,281	(83.9)	(96.7)	12,813	21,566	(40.6)
Total revenues	157,394	165,947	193,893	(5.2)	(18.8)	673,211	550,231	22.4

Interest expense	6,846	6,521	6,317	5.0	8.4	25,073	25,036	0.1

Net revenues	150,548	159,426	187,576	(5.6)	(19.7)	648,138	525,195	23.4

Non-interest expenses:
Compensation and benefits	93,765	97,180	111,933	(3.5)	(16.2)	394,510	322,464	22.3
Occupancy and equipment	6,080	8,312	6,624	(26.9)	(8.2)	28,231	25,493	10.7
Communications	5,684	5,661	5,391	0.4	5.4	22,732	21,431	6.1
Floor brokerage and clearance	2,094	1,905	1,764	9.9	18.7	7,621	8,270	(7.8)
Marketing and business development	7,473	6,827	5,219	9.5	43.2	27,260	21,603	26.2
Outside services	9,218	9,155	9,237	0.7	(0.2)	37,055	32,982	12.3
Restructuring and integration costs	—	—	866	N/M	N/M	—	4,689	N/M
Intangible asset amortization expense	2,318	2,318	1,772	—	30.8	9,272	7,993	16.0
Other operating expenses	2,427	2,376	2,718	2.1	(10.7)	11,146	4,657	139.3
Total non-interest expenses	129,059	133,734	145,524	(3.5)	(11.3)	537,827	449,582	19.6

Income from continuing operations before income tax expense	21,489	25,692	42,052	(16.4)	(48.9)	110,311	75,613	45.9

Income tax expense	7,514	8,596	10,260	(12.6)	(26.8)	35,986	20,390	76.5

Income from continuing operations	13,975	17,096	31,792	(18.3)	(56.0)	74,325	55,223	34.6

Discontinued operations:
Loss from discontinued operations, net of tax	—	—	(818)	N/M	N/M	—	(4,739)	N/M

Net income	13,975	17,096	30,974	(18.3)	(54.9)	74,325	50,484	47.2

Net income applicable to noncontrolling interests	1,432	2,428	3,840	(41.0)	(62.7)	11,153	5,394	106.8

Net income applicable to Piper Jaffray Companies (a)	$12,543	$14,668	$27,134	(14.5)%	(53.8)%	$63,172	$45,090	40.1%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$11,700	$13,552	$24,445	(13.7)%	(52.1)%	$58,141	$40,596	43.2%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '14	4Q '14	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 3Q '14	vs. 4Q '13	2014	2013	Inc/(Dec)
Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$12,543	$14,668	$27,952	(14.5)%	(55.1)%	$63,172	$49,829	26.8%
Net loss from discontinued operations	—	—	(818)	N/M	N/M	—	(4,739)	N/M
Net income applicable to Piper Jaffray Companies	$12,543	$14,668	$27,134	(14.5)%	(53.8)%	$63,172	$45,090	40.1%

Earnings/(loss) per basic common share
Income from continuing operations	$0.77	$0.90	$1.75	(14.4)%	(56.0)%	$3.88	$2.98	30.2%
Loss from discontinued operations	—	—	(0.05)	N/M	N/M	—	(0.28)	N/M
Earnings per basic common share	$0.77	$0.90	$1.70	(14.4)%	(54.7)%	$3.88	$2.70	43.7%

Earnings/(loss) per diluted common share
Income from continuing operations	$0.77	$0.90	$1.75	(14.4)%	(56.0)%	$3.87	$2.98	29.9%
Loss from discontinued operations	—	—	(0.05)	N/M	N/M	—	(0.28)	N/M
Earnings per diluted common share	$0.77	$0.90	$1.70	(14.4)%	(54.7)%	$3.87	$2.70	43.3%

Weighted average number of common shares outstanding
Basic	15,241	15,066	14,378	1.2%	6.0%	14,971	15,046	(0.5)%
Diluted	15,293	15,129	14,397	1.1%	6.2%	15,025	15,061	(0.2)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data from Continuing Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '14	4Q '14	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2014	2014	2013	vs. 3Q '14	vs. 4Q '13	2014	2013	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$23,056	$14,269	$34,139	61.6%	(32.5)%	$116,684	$100,224	16.4%
Debt	19,583	14,435	22,313	35.7	(12.2)	67,731	74,284	(8.8)
Advisory services	40,433	66,320	35,255	(39.0)	14.7	186,176	74,420	150.2
Total investment banking	83,072	95,024	91,707	(12.6)	(9.4)	370,591	248,928	48.9

Institutional sales and trading
Equities	22,874	16,711	26,092	36.9	(12.3)	82,211	91,169	(9.8)
Fixed income	23,140	22,737	26,543	1.8	(12.8)	92,200	76,275	20.9
Total institutional sales and trading	46,014	39,448	52,635	16.6	(12.6)	174,411	167,444	4.2

Management and performance fees	886	1,387	1,214	(36.1)	(27.0)	5,398	3,891	38.7

Investment income	3,446	5,224	16,191	(34.0)	(78.7)	24,046	30,404	(20.9)

Long-term financing expenses	(1,597)	(1,613)	(1,802)	(1.0)	(11.4)	(6,655)	(7,420)	(10.3)

Net revenues	131,821	139,470	159,945	(5.5)	(17.6)	567,791	443,247	28.1

Operating expenses	114,039	119,001	126,930	(4.2)	(10.2)	478,661	393,231	21.7

Segment pre-tax operating income	$17,782	$20,469	$33,015	(13.1)%	(46.1)	$89,130	$50,016	78.2%

Segment pre-tax operating margin	13.5%	14.7%	20.6%			15.7%	11.3%

Asset Management
Management and performance fees
Management fees	$19,298	$19,738	$19,123	(2.2)%	0.9%	$78,772	$71,314	10.5%
Performance fees	58	470	7,124	(87.7)	(99.2)	892	7,840	(88.6)
Total management and performance fees	19,356	20,208	26,247	(4.2)	(26.3)	79,664	79,154	0.6

Investment income/(loss)	(629)	(252)	1,384	149.6	N/M	683	2,794	(75.6)

Net revenues	18,727	19,956	27,631	(6.2)	(32.2)	80,347	81,948	(2.0)

Operating expenses	15,020	14,733	18,594	1.9	(19.2)	59,166	56,351	5.0

Segment pre-tax operating income	$3,707	$5,223	$9,037	(29.0)%	(59.0)%	$21,181	$25,597	(17.3)%

Segment pre-tax operating margin	19.8%	26.2%	32.7%			26.4%	31.2%

Total
Net revenues	$150,548	$159,426	$187,576	(5.6)%	(19.7)%	$648,138	$525,195	23.4%

Operating expenses	129,059	133,734	145,524	(3.5)	(11.3)	537,827	449,582	19.6

Pre-tax operating income	$21,489	$25,692	$42,052	(16.4)%	(48.9)%	$110,311	$75,613	45.9%

Pre-tax operating margin	14.3%	16.1%	22.4%			17.0%	14.4%
Segment pre-tax operating income and segment pre-tax operation margin exclude the results of discontinued operations.
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information from Continuing Operations (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '14	4Q '14	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 3Q '14	vs. 4Q '13	2014	2013	Inc/(Dec)
Revenues:
Investment banking	$82,613	$94,911	$91,639	(13.0)%	(9.8)%	$369,811	$248,563	48.8%
Institutional brokerage	42,324	35,923	46,572	17.8	(9.1)	156,809	146,648	6.9
Asset management	20,242	21,595	27,461	(6.3)	(26.3)	85,062	83,045	2.4
Interest	8,853	8,028	11,400	10.3	(22.3)	36,688	40,292	(8.9)
Investment income	125	859	10,956	(85.4)	(98.9)	5,231	19,540	(73.2)
Total revenues	154,157	161,316	188,028	(4.4)	(18.0)	653,601	538,088	21.5

Interest expense	5,763	5,466	5,385	5.4	7.0	21,162	21,687	(2.4)

Adjusted net revenues (2)	$148,394	$155,850	$182,643	(4.8)%	(18.8)%	$632,439	$516,401	22.5%

Non-interest expenses:
Adjusted compensation and benefits (3)	$92,552	$95,869	$110,652	(3.5)%	(16.4)%	$389,281	$319,560	21.8%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.4%	61.5%	60.6%			61.6%	61.9%

Adjusted non-compensation expenses (4)	$32,254	$33,088	$29,860	(2.5)%	8.0%	$129,499	$111,036	16.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	21.7%	21.2%	16.3%			20.5%	21.5%

Adjusted income:
Adjusted income from continuing operations before adjusted income tax expense (5)	$23,588	$26,893	$42,131	(12.3)%	(44.0)%	$113,659	$85,805	32.5%
Adjusted operating margin (6)	15.9%	17.3%	23.1%			18.0%	16.6%

Adjusted income tax expense (7)	8,888	10,008	11,678	(11.2)	(23.9)	41,545	26,258	58.2

Adjusted net income from continuing operations (8)	$14,700	$16,885	$30,453	(12.9)%	(51.7)%	$72,114	$59,547	21.1%
Effective tax rate (9)	37.7%	37.2%	27.7%			36.6%	30.6%

Adjusted net income from continuing operations applicable to Piper Jaffray Companies’ common shareholders (10)	$13,712	$15,600	$27,435	(12.1)%	(50.0)%	$66,371	$53,612	23.8%

Adjusted earnings per diluted common share from continuing operations	$0.90	$1.03	$1.91	(12.6)%	(52.9)%	$4.42	$3.56	24.2%

Weighted average number of common shares outstanding
Diluted	15,293	15,129	14,397	1.1%	6.2%	15,025	15,061	(0.2)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data from Continuing Operations (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '14	4Q '14	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2014	2014	2013	vs. 3Q '14	vs. 4Q '13	2014	2013	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$23,056	$14,269	$34,139	61.6%	(32.5)%	$116,684	$100,224	16.4%
Debt	19,583	14,435	22,313	35.7	(12.2)	67,731	74,284	(8.8)
Advisory services	40,433	66,320	35,255	(39.0)	14.7	186,176	74,420	150.2
Total investment banking	83,072	95,024	91,707	(12.6)	(9.4)	370,591	248,928	48.9

Institutional sales and trading
Equities	22,874	16,711	26,092	36.9	(12.3)	82,211	91,169	(9.8)
Fixed income	23,140	22,737	26,543	1.8	(12.8)	92,200	76,275	20.9
Total institutional sales and trading	46,014	39,448	52,635	16.6	(12.6)	174,411	167,444	4.2

Management and performance fees	886	1,387	1,214	(36.1)	(27.0)	5,398	3,891	38.7

Investment income	1,292	1,648	11,258	(21.6)	(88.5)	8,347	21,610	(61.4)

Long-term financing expenses	(1,597)	(1,613)	(1,802)	(1.0)	(11.4)	(6,655)	(7,420)	(10.3)

Adjusted net revenues (2)	129,667	135,894	155,012	(4.6)	(16.4)	552,092	434,453	27.1

Adjusted operating expenses (12)	111,682	116,120	123,884	(3.8)	(9.8)	467,198	382,157	22.3

Adjusted segment pre-tax operating income (5)	$17,985	$19,774	$31,128	(9.0)%	(42.2)	$84,894	$52,296	62.3%

Adjusted segment pre-tax operating margin (6)	13.9%	14.6%	20.1%			15.4%	12.0%

Asset Management
Management and performance fees
Management fees	$19,298	$19,738	$19,123	(2.2)%	0.9%	$78,772	$71,314	10.5%
Performance fees	58	470	7,124	(87.7)	(99.2)	892	7,840	(88.6)
Total management and performance fees	19,356	20,208	26,247	(4.2)	(26.3)	79,664	79,154	0.6

Investment income/(loss)	(629)	(252)	1,384	149.6	N/M	683	2,794	(75.6)

Net revenues	18,727	19,956	27,631	(6.2)	(32.2)	80,347	81,948	(2.0)

Adjusted operating expenses (13)	13,124	12,837	16,628	2.2	(21.1)	51,582	48,439	6.5

Adjusted segment pre-tax operating income (13)	$5,603	$7,119	$11,003	(21.3)%	(49.1)%	$28,765	$33,509	(14.2)%

Adjusted segment pre-tax operating margin (6)	29.9%	35.7%	39.8%			35.8%	40.9%

Total
Adjusted net revenues (2)	$148,394	$155,850	$182,643	(4.8)%	(18.8)%	$632,439	$516,401	22.5%

Adjusted operating expenses (12)	124,806	128,957	140,512	(3.2)	(11.2)	518,780	430,596	20.5

Adjusted pre-tax operating income (5)	$23,588	$26,893	$42,131	(12.3)%	(44.0)%	$113,659	$85,805	32.5%

Adjusted pre-tax operating margin (6)	15.9%	17.3%	23.1%			18.0%	16.6%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
N/M — Not meaningful

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2014	2014	2013	2014	2013
Net revenues:
Net revenues – U.S. GAAP basis	$150,548	$159,426	$187,576	$648,138	$525,195
Adjustments:
Revenue related to noncontrolling interests (11)	(2,154)	(3,576)	(4,933)	(15,699)	(8,794)
Adjusted net revenues	$148,394	$155,850	$182,643	$632,439	$516,401

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$93,765	$97,180	$111,933	$394,510	$322,464
Adjustments:
Compensation from acquisition-related agreements	(1,213)	(1,311)	(1,281)	(5,229)	(2,904)
Adjusted compensation and benefits	$92,552	$95,869	$110,652	$389,281	$319,560

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$35,294	$36,554	$33,591	$143,317	$127,118
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(722)	(1,148)	(1,093)	(4,546)	(3,400)
Restructuring and integration costs	—	—	(866)	—	(4,689)
Amortization of intangible assets related to acquisitions	(2,318)	(2,318)	(1,772)	(9,272)	(7,993)
Adjusted non-compensation expenses	$32,254	$33,088	$29,860	$129,499	$111,036

Income from continuing operations before income tax expense:
Income from continuing operations before income tax expense – U.S. GAAP basis	$21,489	$25,692	$42,052	$110,311	$75,613
Adjustments:
Revenue related to noncontrolling interests (11)	(2,154)	(3,576)	(4,933)	(15,699)	(8,794)
Expenses related to noncontrolling interests (11)	722	1,148	1,093	4,546	3,400
Compensation from acquisition-related agreements	1,213	1,311	1,281	5,229	2,904
Restructuring and integration costs	—	—	866	—	4,689
Amortization of intangible assets related to acquisitions	2,318	2,318	1,772	9,272	7,993
Adjusted income from continuing operations before adjusted income tax expense	$23,588	$26,893	$42,131	$113,659	$85,805

Income tax expense:
Income tax expense – U.S. GAAP basis	$7,514	$8,596	$10,260	$35,986	$20,390
Tax effect of adjustments:
Compensation from acquisition-related agreements	472	510	498	2,034	1,130
Restructuring and integration costs	—	—	337	—	1,824
Amortization of intangible assets related to acquisitions	902	902	583	3,525	2,914
Adjusted income tax expense	$8,888	$10,008	$11,678	$41,545	$26,258

Net income from continuing operations applicable to Piper Jaffray Companies:
Net income from continuing operations applicable to Piper Jaffray Companies – U.S. GAAP basis	$12,543	$14,668	$27,952	$63,172	$49,829
Adjustments:
Compensation from acquisition-related agreements	741	801	783	3,195	1,774
Restructuring and integration costs	—	—	529	—	2,865
Amortization of intangible assets related to acquisitions	1,416	1,416	1,189	5,747	5,079
Adjusted net income from continuing operations	$14,700	$16,885	$30,453	$72,114	$59,547

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2014	2014	2013	2014	2013
Net income from continuing operations applicable to Piper Jaffray Companies' common shareholders:
Net income from continuing operations applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$11,700	$13,552	$25,182	$58,141	$44,863
Adjustments:
Compensation from acquisition-related agreements	691	740	705	2,941	1,597
Restructuring and integration costs	—	—	477	—	2,579
Amortization of intangible assets related to acquisitions	1,321	1,308	1,071	5,289	4,573
Adjusted net income from continuing operations applicable to Piper Jaffray Companies' common stockholders	$13,712	$15,600	$27,435	$66,371	$53,612

Earnings per diluted common share from continuing operations:
Earnings per diluted common share – U.S. GAAP basis	$0.77	$0.90	$1.75	$3.87	$2.98
Adjustments:
Compensation from acquisition-related agreements	0.05	0.05	0.05	0.20	0.11
Restructuring and integration costs	—	—	0.03	—	0.17
Amortization of intangible assets related to acquisitions	0.09	0.09	0.07	0.35	0.30
Adjusted earnings per diluted common share from continuing operations	$0.90	$1.03	$1.91	$4.42	$3.56
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income from continuing operations before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income from continuing operations earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income from continuing operations before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets and related to acquisitions.